Exhibit 3.52

AHLSTROM PYROPOWER, INC.

BY-LAWS

As Adopted August 18, 1989

AHLSTROM PYROPOWER, INC.

BY-LAWS

TABLE OF CONTENTS

SECTION

ARTICLE I	STOCKHOLDERS

1.01	Annual Meetings
1.02	Special Meetings
1.03	Notice of Meetings; Waiver
1.04	Quorum
1.05	Voting
1.06	Voting by Ballot
1.07	Adjournment
1.08	Proxies
1.09	Organization; Procedure
1.10	Consent of Stockholders in Lieu of Meeting

ARTICLE II	BOARD OF DIRECTORS

2.01	General Powers
2.02	Number and Term of Office
2.03	Election of Directors
2.04	Annual and Regular Meetings
2.05	Special Meetings; Notice
2.06	Quorum; Voting
2.07	Adjournment
2.08	Action Without a Meeting
2.09	Regulations; Manner of Acting
2.10	Action by Telephonic Communications
2.11	Resignations
2.12	Removal of Directors
2.13	Vacancies and Newly Created Directorships
2.14	Compensation
2.15	Reliance on Records and Reports, etc.

ARTICLE III	EXECUTIVE COMMITTEE AND OTHER COMMITTEES

3.01	How Constituted
3.02	Powers
3.03	Proceedings
3.04	Quorum and Manner of Acting
3.05	Action by Telephonic Communications

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3.06	Absent or Disqualified Members
3.07	Resignations
3.08	Removal
3.09	Vacancies

ARTICLE IV	OFFICERS

4.01	Number
4.02	Election
4.03	Salaries
4.04	Removal and Resignation; Vacancies
4.05	Authority and Duties of Officers
4.06	The Chairman
4.07	The President
4.08	The Vice President
4.09	The Secretary
4.10	The Treasurer
4.11	Additional Officers
4.12	Security

ARTICLE V	CAPITAL STOCK

5.01	Certificates of Stock, Uncertificated Shares
5.02	Transfer Agent and Registrar
5.03	Signatures; Facsimile
5.04	Lost, Stolen or Destroyed Certificates
5.05	Transfer of Stock
5.06	Record Date
5.07	Registered Stockholders

ARTICLE VI	INDEMNIFICATION

6.01	Nature of Indemnity
6.02	Advance Payment of Expenses

ARTICLE VII	OFFICES

7.01	Registered Office
7.02	Other Offices

ARTICLE VIII	GENERAL PROVISIONS

8.01	Dividends
8.02	Reserves
8.03	Execution of Instruments
8.04	Corporate Indebtedness

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8.05	Deposits
8.06	Checks
8.07	Sale, Transfer, etc. of Securities
8.08	Voting as Stockholder
8.09	Fiscal Year
8.10	Seal
8.11	Books and Records; Inspection

ARTICLE IX	AMENDMENT OF BY-LAWS

9.01	Amendment

ARTICLE X	CONSTRUCTION

10.01	Construction

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AHLSTROM PYROPOWER, INC.

BY-LAWS

As adopted on August     , 1989

ARTICLE I

STOCKHOLDERS

Section 1.01.                   Annual Meetings.  The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at such date and hour as shall be determined by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

Section 1.02.                   Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman, by the President (or, in the event of his absence or disability, by any Executive Vice President, Senior Vice President or Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman, by the President (or, in the event of his absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders.  If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03.                   Notice of Meetings; Waiver.  The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and the general nature of the business to be considered, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 1.04.                   Quorum.  Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

Section 1.05.                   Voting.  If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares present in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

Section 1.06.                   Voting by Ballot.  No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

Section 1.07.                   Adjournment.  If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.06 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.08.                   Proxies.  Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.09.                   Organization; Procedure.  At every meeting of stockholders the presiding officer shall be the

Chairman or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or in the event of his absence or disability or if there be no Assistant Secretary, an appointee of the presiding officer, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

Section 1.10.                   Consent of Stockholders in Lieu of Meeting.  To the fullest extent permitted by law, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.                   General Powers.  Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

Section 2.02.                   Number and Term of Office.  The number of directors shall be one (1) or more, as established by resolution of the stockholders or the Board of Directors, from time to time. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify.

Section 2.03.                   Election of Directors.  Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

Section 2.04.                   Annual and Regular Meetings.  The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at such place as shall be determined by the Board of Directors. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, or personally delivered, to each Director who was not present at the meeting at which such action was taken, addressed to him at his usual place of business. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

Section 2.05.                   Special Meetings; Notice.  Special meetings of the Board of Directors shall be held whenever called by the Chairman or, in the event of his absence or disability, by the President or any Vice President, either on his own initiative or on the written request of any two directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours’ notice, if notice is given to each Director personally or by telephone, telegram or facsimile transmission, or on five days’ notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

Section 2.06.                   Quorum; Voting.  At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.07.                   Adjournment.  A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

Section 2.08.                   Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 2.09.                   Regulations; Manner of Acting.  To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.10.                   Action by Telephonic Communications.  Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.11.                   Resignations.  Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.12.                   Removal of Directors.  Any Director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by a majority of the stockholders entitled to vote. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

Section 2.13.                   Vacancies and Newly Created Directorships.  If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office, shall continue to act, and a majority of the Directors then in office although less than a quorum, may elect any qualified person to fill such vacancies and newly created directorships. A Director so elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

Section 2.14.                   Compensation.  The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors.

Section 2.15.                   Reliance on Records and Reports, etc.  A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.01.                   How Constituted.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal.

Section 3.02.                   Powers.  During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

(a)               to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix the des-

ignations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),

(b)              to adopt an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware,

(c)               to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets,

(d)              to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution,

(e)               to amend these By-Laws,

(f)                 to authorize the issuance of stock of the Corporation, or

(g)              to declare a dividend.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

Section 3.03.                   Proceedings.  Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.04.                   Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business.  The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee.  Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.  The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.05.                   Action by Telephonic Communications.  Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06.                   Absent or Disqualified Members.  In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.07.                   Resignations.  Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the President or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.08.                   Removal.  Any member (and any alternate member) of any Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the entire Board of Directors.

Section 3.09.                   Vacancies.  If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.01.                   Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a President, a Secretary and a Treasurer.  The Board of Directors also may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and/or Assistant Treasurers in such numbers as the Board of Directors may determine.  Any number of offices may be held by the same person.  No officer need be a Director of the Corporation.

Section 4.02.                   Election.  Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.  Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

Section 4.03.                   Salaries.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.04.                   Removal and Resignation; Vacancies.  Any officer may be removed with or without cause at any time by the Board of Directors.  Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 4.05.                   Authority and Duties of Officers.  The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

Section 4.06.                   The Chairman.  The Chairman shall preside at all meetings of the stockholders and at all meetings of the directors at which he is present and shall have the power to call special meetings of the stockholders and special meetings of the directors at any time.  The Chairman shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.07.                   The President.  The President shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation.  He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed.  He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors.  The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

Section 4.08.                   The Vice President.  Each Vice President, if any, shall perform such duties and exercise such powers as may be assigned to him from time to time by the President.  In the absence of the President, the duties of the President, shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by a Vice President, in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

Section 4.09.                   The Secretary.  The Secretary shall have the following powers and duties:

(a)               He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)              He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(c)               Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

(d)              He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(e)               He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

(f)                 He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g)              He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h)              He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.10.                             The Treasurer.  The Treasurer shall have the following powers and duties:

(a)               He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(b)              He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

(c)               He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(d)              He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(e)               He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

(f)                 He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(g)              He shall perform, in general, all duties incident to the office of Treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.11.                   Additional Officers.  The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause.

Section 4.12.                   Security.  The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01.                   Certificates of Stock, Uncertificated Shares.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.  Within a reasonable time after the issuance of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware.

Section 5.02.                   Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

Section 5.03.                   Signatures;  Facsimile.  Any of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.04.                   Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation.  The Board of Directors may require the owner or owners of such lost, stolen or destroyed certificate, or his or their legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 5.05.                   Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon written request to the Corporation to transfer uncertificated shares, accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall record the transfer on its books.  Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.  Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.06.                   Record Date.  In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.07.                   Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, or due written notice of transfer of uncertificated shares pursuant to Section 5.05 of these By-Laws, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or of such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests.

ARTICLE VI

INDEMNIFICATION

Section 6.01.                   Nature of Indemnity.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent permitted by applicable law.

Section 6.02.                   Advance Payment of Expenses.  Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.  The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

ARTICLE VII

OFFICES

Section 7.01.                   Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at The Prentice-Hall Corporation System, Inc., 229 South State Street, the City of Dover, County of Kent.

Section 7.02.                   Other Offices.  The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01.                   Dividends.  Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property or shares of the Corporation.

Section 8.02.                   Reserves.  There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03.                   Execution of Instruments.  The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04.                   Corporate Indebtedness.  No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President.  Such authorization may be general or confined to specific instances.  Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual.  All bonds, debentures, notes and other obligations or evidences, of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 8.05.                   Deposits.  Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

Section 8.06.                   Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

Section 8.07.                   Sale, Transfer, etc. of Securities.  To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

Section 8.08.                   Voting as Stockholder.  Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09.                   Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31 of that year.

Section 8.10.                   Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.”  The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.11.                   Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01.                   Amendment.  These By-Laws may be amended, altered or repealed

(a)               by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or

(b)              at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

Section 10.01.             Construction.  In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.